As filed with the Securities and Exchange Commission on May 25, 2001
                                               Registration No.: 333-


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       PENNSYLVANIA COMMERCE BANCORP, INC.
                     --------------------------------------
             (Exact Name of Registrant as specified in its charter)

              Pennsylvania                                25-1834776
              -------------------------------------------------------
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification No.)

      100 Senate Avenue, Camp Hill, Pennsylvania 17001-8599 (717) 975-5630
      --------------------------------------------------------------------
                 (Address, including zip code, of registrant's
                          principal executive offices)

                        2001 Directors Stock Option Plan
                        --------------------------------
                            (Full title of the plan)

                                 JAMES T. GIBSON
                              President and C.E.O.
                       PENNSYLVANIA COMMERCE BANCORP, INC.
                                100 Senate Avenue
                              Post Office Box 8599
                       Camp Hill, Pennsylvania 17011-8599
                                  717-975-5630
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
                                 TIMOTHY A. HOY
                             METTE, EVANS & WOODSIDE
                             3401 North Front Street
                                  P.O. Box 5950
                       Harrisburg, Pennsylvania 17110-0950

                         CALCULATION OF REGISTRATION FEE


-------------------------- ------------------ ------------------------ ----------------------- ---------------------
                                                                              Proposed
   Title of each class         Amount                Proposed                 maximum
    of securities to            to be            maximum offering        aggregate offering         Amount of
      be registered         Registered           price per unit (2)            price             registration fee
-------------------------- ------------------ ------------------------ ----------------------- ---------------------

Common Stock                 105,000 (1)             $33.00                 $.000250                $866.25
Par value
$1.00 per share

1 This registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares of common stock of Pennsylvania Commerce Bancorp, Inc. as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock. The number of shares reflects a 5% stock dividend that occurred after shareholder approval of the plan, such that the aggregate number of shares available for issuance under the plan increased from 100,000 to 105,000.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, and based on a price of $33.00, which is the average of the high and low prices of the Common Stock on May 22, 2001, as reported on NASDAQ.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been sent or given to participants in the Pennsylvania Commerce Bancorp, Inc. ("Registrant") 2001 Directors Stock Option Plan (the "Plan").

         The documents given to participants in the Plan are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II) a Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (1) The Annual Report of the Registrant on Form 10-K405 for its fiscal year ended December 31, 2000.

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2000.

         (3) The description of the Registrant's common stock contained in the Registrant's S-4 Registration Statement filed on May 14, 1999, which became effective on or about June 3, 1999.

         (4) All documents hereinafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining



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

unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in this registration statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Howell C. Mette, a partner in the law firm of Mette, Evans & Woodside, the Registrant's counsel, is a voting director of the Registrant and will be eligible to receive options under the Plan.

Item 6.  Indemnification of Directors and Officers.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 20 of the Registrant`s Bylaws provide indemnification of directors, officers and other agents of the Registrant and advancement of expenses to the extent permitted by the BCL.

         Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 12 of the Registrant's Articles of Incorporation provides that the Registrant indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

         Article 20 of the Registrant's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Registrant's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

         As authorized by Section 1747 of the BCL, the Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.  No exemption from registration is claimed.

Item 8.  Exhibits.

         4a. Registrant's Articles of Incorporation, contained in Registrant's Registration Statement on Form S-4, filed on May 14, 1999 (File No. 33-78445), which is incorporated by reference herein.

         5.    Opinion of Mette, Evans & Woodside, Counsel for Registrant.

         23.a. Consent of Mette, Evans & Woodside, Counsel for Registrant - included in Exhibit 5.

         23.b. Consent of Beard Miller Company LLP, independent accountants for
               Registrant.

         24.   Powers of Attorney - included in "SIGNATURES" section of this
               Part II.

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (a)(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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




         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camp Hill, Pennsylvania, on May 25, 2001.

                                  PENNSYLVANIA COMMERCE BANCORP, INC.

                                  By: /s/ James T. Gibson
                                     -----------------------------------------
                                           James T. Gibson
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints James T. Gibson and Gary L. Nalbandian, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                   Title                                   Date

/s/ Gary L. Nalbandian      Director                              May 25, 2001
-------------------------------------------------------------------------------
Gary L. Nalbandian

/s/ Vernon W. Hill, II      Director                              May 25, 2001
-------------------------------------------------------------------------------
Vernon W. Hill, II

/s/ Douglas S. Gelder       Director                              May 25, 2001
-------------------------------------------------------------------------------
Douglas S. Gelder

/s/ Alan R. Hassman         Director                              May 25, 2001
-------------------------------------------------------------------------------
Alan R. Hassman

/s/ Howell C. Mette         Director                              May 25, 2001
-------------------------------------------------------------------------------
Howell C. Mette

/s/ Michael A. Serluco      Director                              May 25, 2001
-------------------------------------------------------------------------------
Michael A. Serluco

/s/ Samir J. Srouji         Director                              May 25, 2001
-------------------------------------------------------------------------------
Samir J. Srouji
                            President, Chief Executive Officer
/s/ James T. Gibson         And Director                          May 25, 2001
-------------------------------------------------------------------------------
James T. Gibson

/s/ James R. Adair          Director                              May 25, 2001
-------------------------------------------------------------------------------
James R. Adair

                            Executive Vice President and
/s/ Mark A. Zody            Chief Financial Officer               May 25, 2001
-------------------------------------------------------------------------------
Mark A. Zody

                                INDEX TO EXHIBITS


Exhibit Number                 Description


     4a. Registrant's Articles of Incorporation, contained in Registrant's Registration Statement on Form S-4, filed on May 14, 1999 (File No. 33-78445), which is incorporated by reference herein.

     5.        Opinion of Mette, Evans & Woodside, Counsel for Commerce.

     23.a. Consent of Mette, Evans & Woodside, Counsel for Commerce - included in Exhibit 5.

     23.b. Consent of Beard Miller Company LLP, independent accountants for Commerce.

     24.       Powers of Attorney - included in "SIGNATURES" section of this
               Part II.



















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